UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 8, 2013

T-MOBILE US, INC.

(Exact Name of Registrant as Specified in Charter)

DELAWARE	1-33409	20-0836269
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

12920 SE 38th Street Bellevue, Washington	98006-1350
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (425) 378-4000

(Former Name or Former Address, if Changed Since Last Report):

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 — Other Events.

On October 8, 2013, T-Mobile US, Inc. (the “Company”), T-Mobile USA, Inc. (“T-Mobile USA”), and certain subsidiaries of T-Mobile USA entered into an underwriting agreement (the “Underwriting Agreement”) with Deutsche Telekom AG and Deutsche Bank Securities Inc., as representative of the several underwriters, relating to a secondary public offering of $5.6 billion in aggregate principal amount of senior notes of T-Mobile USA and related guarantees previously owned by Deutsche Telekom AG (the “Offering”). The Underwriting Agreement provides for, among other things, the sale of $1,250,000,000 of 6.464% Senior Notes due 2019, $1,250,000,000 of 6.542% Senior Notes due 2020, $1,250,000,000 of 6.633% Senior Notes due 2021, $1,250,000,000 of 6.731% Senior Notes due 2022 and $600,000,000 of 6.836% Senior Notes due 2023 (the “Notes”). The Offering is expected to close on October 16, 2013. Neither the Company nor T-Mobile USA will receive any proceeds from the sale of the Notes.

The foregoing description of the Underwriting Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Underwriting Agreement, a copy of which is attached hereto as Exhibit 1.1 and is incorporated by reference.

Item 9.01 — Financial Statements and Exhibits.

(d) Exhibits.

Exhibit	Description
1.1	Underwriting Agreement, dated as of October 8, 2013, by and among T-Mobile USA, Inc., Deutsche Telekom AG, the Guarantors party thereto and Deutsche Bank Securities Inc., as representative of the several underwriters.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

T-MOBILE US, INC.

Date: October 11, 2013	/s/ J. Braxton Carter
J. Braxton Carter
Executive Vice President and Chief Financial Officer